Exhibit 99.1

Farmland Partners Inc. Reports Second Quarter 2019 Results

DENVER, August 6, 2019 /PRNewswire/ - Farmland Partners Inc. (NYSE: FPI) (the “Company”) today reported financial results for the quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•                  Reported total operating revenues of $10.9 million, a 4.1% decrease over the same period in 2018

•                  Reported year-to-date total operating revenues of $21.8 million, a 3.5% decrease over the same period in 2018

•                  Reported operating income of $4.0 million, a 23.8% decrease over the same period in 2018

•                  Reported year-to-date operating income of $8.5 million, a 15.3% decrease over the same period in 2018

•                  Reported a basic net income to common stockholders of $0.09 per share

•                  Reported total net income of $6.5 million, a 565.1% increase over the same period in 2018

•                  Reported Adjusted EBITDAre of $6.5 million, a 16.8% decrease over the same period in 2018

•                  Reported AFFO per share of -$0.05

•                  Completed farm dispositions totaling $29.7 million

•                  Repurchased $12.9 million in shares of common stock at a weighted average price of $6.49 per share, and $0.5 million of Series B Participating Preferred Stock at a weighted average price of $23.68 per share.

“The farm economy is facing headwinds. However, the Company continued to successfully execute on its strategy to opportunistically sell assets at material premiums to purchase price and used those proceeds to repurchase stock and pay down debt. Since we began that process, we have closed on $67.4 million in asset dispositions at an approximately 20% premium to net book value,” said Paul A. Pittman, the Company’s CEO.

Financial Results

For the three months ended June 30, 2019, the Company recorded a net income of $6.5 million and a basic net income to common stockholders of $0.09 per share, as compared to a net income of $1.0 million and a basic net loss to common stockholders of $0.07 per share for the same period during 2018. For the six months ended June 30, 2019, the Company recorded a net income of $6.5 million and a basic net loss to common stockholders of $0.01 per share, as compared to a net income of $1.5 million and a basic net loss to common stockholders of $0.15 per share for the same period during 2018. The increase in net income from the prior year is due largely to gains on asset sales.

For the three months ended June 30, 2019, the Company recorded Adjusted Funds from Operations (“AFFO”) of -$1.6 million and AFFO per fully diluted share of -$0.05, as compared to AFFO of $0.2 million and AFFO per fully diluted share of $0.01 for the same period during 2018. For the six months ended June 30, 2019, the Company recorded AFFO of -$2.6 million and AFFO per fully diluted share of -$0.08, as compared to AFFO of $0.2 million and AFFO per fully diluted share of $0.01 for the same period during 2018. The decline in operating income and AFFO from the prior year is largely due to a decrease in revenues (see discussion in “Operating Results” below), non-recurring legal expenses related to the Rota Fortunae short-and-distort attack on the Company, and increased interest rates.

See “Non-GAAP Financial Measures” for complete definitions of AFFO and Adjusted EBITDAre and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDAre.

Operating Results

For the three months ended June 30, 2019, the Company recorded total operating revenues of $10.9 million, as compared to $11.4 million for the same period during 2018. For the six months ended June 30, 2019, the Company recorded total operating revenues of $21.8 million, as compared to $22.6 million for the same period during 2018. The decline in operating revenues from the prior year is due largely to asset dispositions and secondarily to the poor operating environment in the U.S. agriculture economy.

For the three months ended June 30, 2019, the Company recorded total operating income of $4.0 million and net operating income (“NOI”) of $8.7 million, as compared to total operating income of $5.2 million and NOI of $9.3 million for the same period in 2018. For the six months ended June 30, 2019, the Company recorded total operating income of $8.5 million and NOI of $17.7 million, as compared to total operating income of $10.0 million and NOI of $18.8 million for the same period in 2018.

See “Non-GAAP Financial Measures” for a complete definition of NOI and the financial table included in this press release for reconciliations of net income to NOI.

Acquisition and Disposition Activity

During the quarter, the Company completed $29.7 million in farm dispositions, resulting in a 35.0% gain over gross book value. Subsequent to quarter end, the Company completed additional dispositions for total gross proceeds of $1.1 million, resulting in a 52.3% gain over gross book value.

Balance Sheet

During the quarter, the Company repurchased 2.0 million shares of common stock at a weighted average price of $6.49 per share for an aggregate purchase price of $12.9 million. The Company also repurchased 22,828 shares of the Series B Participating Preferred stock at a weighted average price of $23.68 per share for an aggregate purchase price of $0.5 million. Subsequent to quarter end and as of the date of this press release, the Company has repurchased an additional 0.2 million shares of common stock at a weighted average price of $7.04 per share for an aggregate purchase price of $1.7 million.

As of June 30, 2019, the Company had 32,240,860 shares of common stock outstanding on a fully diluted basis. As of the date of this press release, the Company had 31,999,588 shares of common stock outstanding on fully diluted basis.

During the quarter the Company repaid $5.1 million in outstanding debt. Subsequent to the quarter’s end, the Company repaid an additional $1.1 million in outstanding debt.

The Company had total debt outstanding of $514.0 million at June 30, 2019, compared to total debt outstanding of $525.3 million at December 31, 2018.

Dividend Declarations

The Company announced that its Board of Directors has declared a quarterly cash dividend of $0.05 per share of common stock and per Class A Common OP unit.  The dividends are payable on October 15, 2019, to stockholders and unit holders of record on October 1, 2019.

The Company also announced today that its Board of Directors has declared a quarterly cash dividend of $0.3750 per share of Series B Participating Preferred Stock. The dividends are payable on September 30, 2019, to holders of Series B Participating Preferred Stock of record on September 16, 2019.

Conference Call Information

The Company has scheduled a conference call on August 7, 2019 at 11:00 a.m. (Eastern Time) to discuss its financial results for the quarter ended June 30, 2019. The call can be accessed live over the phone toll-free by dialing 1-866-262-6804 (U.S.), or 1-855-669-9657 (Canada), or 1-412-902-4107 (International).  Participants can reference the Farmland Partners Inc. Second Quarter 2019 Earnings Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.farmlandpartners.com. A replay of the conference call will be available beginning August 7, 2019 at 1:00 p.m. (Eastern Time) until August 21, 2019 at 11:59 p.m. (Eastern Time), by dialing 1-877-344-7529 (U.S.), or 1-855-669-9658 (Canada), or 1-412-317-0088 (International); passcode: 10133882. A replay of the webcast will also be accessible on the Investor Relations section of the Company’s website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns approximately 158,000 acres in 17 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota, Texas and Virginia. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook, proposed and pending acquisitions and dispositions, the potential impact of trade disputes and recent hurricanes on the Company’s results, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock or Series B participating preferred stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company’s share repurchase program, the ability to consummate acquisitions under contract and the other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, and our other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of June 30, 2019 (Unaudited) and December 31, 2018

(in thousands except par value and share data)

	June 30,	December 31,
	2019	2018
ASSETS
Land, at cost	$935,486	$957,516
Grain facilities	12,103	12,184
Groundwater	11,473	11,473
Irrigation improvements	53,398	53,458
Drainage improvements	12,311	12,271
Permanent plantings	52,905	52,989
Other	7,827	8,196
Construction in progress	10,217	10,262
Real estate, at cost	1,095,720	1,118,349
Less accumulated depreciation	(21,747)	(18,202)
Total real estate, net	1,073,973	1,100,147
Deposits	—	—
Cash	22,359	16,891
Notes and interest receivable, net	7,753	11,877
Right of Use Asset	135	—
Deferred offering costs	218	218
Deferred financing fees, net	217	261
Accounts receivable, net	4,579	6,136
Inventory	708	341
Prepaid and other assets	1,881	3,638

TOTAL ASSETS	$1,111,823	$1,139,509

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$512,469	$523,641
Lease Liability	135	—
Dividends payable	1,613	1,681
Derivative liability	1,735	865
Accrued interest	4,469	4,296
Accrued property taxes	2,013	1,666
Deferred revenue	5,254	238
Accrued expenses	3,554	3,581
Total liabilities	531,242	535,968

Series B Participating Preferred Stock, $0.01 par value, 100,000,000 shares authorized; 5,973,959 shares issued and outstanding at June 30, 2019, and 6,013,587 December 31, 2018	145,154	143,758
Redeemable non-controlling interest in operating partnership, Series A preferred units	118,755	120,510

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 29,844,349 shares issued and outstanding at June 30, 2019, and 30,594,592 shares issued and outstanding at December 31, 2018	290	300
Additional paid in capital	335,256	332,996
Retained earnings	4,660	4,852
Cumulative dividends	(45,778)	(42,695)
Other comprehensive income	(1,735)	(865)
Non-controlling interests in operating partnership	23,979	44,685
Total equity	316,672	339,273

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,111,823	$1,139,509

Farmland Partners Inc.

Consolidated Statements of Operations

For the three months ended June 30, 2019 and 2018

(Unaudited, in thousands except per share amounts)

	(Unaudited)
	For the Three Months Ended
	June 30,
	2019	2018
OPERATING REVENUES:
Rental income	$9,698	$10,057
Tenant reimbursements	466	774
Crop sales	484	331
Other revenue	300	257
Total operating revenues	10,948	11,419

OPERATING EXPENSES
Depreciation and depletion	2,092	2,126
Property operating expenses	2,188	2,109
Acquisition and due diligence costs	1	—
General and administrative expenses	1,419	1,701
Legal and accounting	1,293	284
Other operating expenses	1	11
Total operating expenses	6,994	6,231
OPERATING INCOME	3,954	5,188

OTHER (INCOME) EXPENSE:
Other income	(111)	(90)
(Gain) loss on disposition of assets	(7,491)	(143)
Interest expense	5,031	4,440
Total other expense	(2,571)	4,207

Net income (loss) before income tax expense	6,525	981

Income tax expense	—	—

NET INCOME	6,525	981

Net (income) loss attributable to non-controlling interests in operating partnership	(473)	(121)
Net (income) loss attributable to redeemable non-controlling interests in operating partnership	—	—

Net income attributable to the Company	6,052	860

Nonforfeitable distributions allocated to unvested restricted shares	(21)	(41)
Distributions on redeemable non-controlling interests in operating partnership, preferred units	(3,125)	(3,142)

Net income (loss) income available to common stockholders of Farmland Partners Inc.	$2,906	$(2,323)

Basic and diluted per common share data:
Basic net income (loss) available to common stockholders	$0.09	$(0.07)
Diluted net income (loss) available to common stockholders	$0.08	$(0.07)
Basic weighted average common shares outstanding	30,637	32,542
Diluted weighted average common shares outstanding	48,370	32,542
Dividends declared per common share	$0.0500	$0.1275

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three months ended June 30, 2019 and 2018

(Unaudited, in thousands except per share amounts)

	(Unaudited)
	For the Three Months Ended June 30,
(in thousands except per share amounts)	2019	2018
Net income	$6,525	$981
(Gain) loss on disposition of assets	(7,491)	(143)
Depreciation and depletion	2,092	2,126
FFO	1,126	2,964

Stock based compensation	382	398
Indirect equity offering costs	—	—
Real estate related acquisition and due diligence costs	1	—
Distributions on Series A preferred units and dividends on Series B participating preferred stock	(3,125)	(3,142)
AFFO	$(1,616)	$220

AFFO per diluted weighted average share data:

AFFO weighted average common shares	33,456	37,458

Net (loss) income per share available to common stockholders	$0.09	$(0.07)
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.10	0.09
Depreciation and depletion	0.06	0.06
Stock based compensation	0.01	0.01
Indirect equity offering costs	—	—
Real estate related acquisition and due diligence costs	—	—
(Gain) loss on disposition of assets	(0.22)	—
Distributions on Series A preferred units and dividends on Series B participating preferred stock	(0.09)	(0.08)
AFFO per diluted weighted average share	$(0.05)	$0.01

	(Unaudited)
	For the Three Months Ended June 30,
(in thousands)	2019	2018
Net income	$6,525	$981
Interest expense	5,031	4,440
Income tax expense	—	—
Depreciation and depletion	2,092	2,126
(Gain) Loss on disposal of assets	(7,491)	(143)
EBITDAre	$6,157	$7,404

Stock-based compensation	382	398
Indirect equity offering costs	—	—
Real estate related acquisition and due diligence costs	1	—
Adjusted EBITDAre	$6,540	$7,802

	(Unaudited)
	For the Three Months Ended
	June 30,
	2019	2018
OPERATING REVENUES:
Rental income	$9,698	$10,057
Tenant reimbursements	466	774
Crop sales	484	331
Other revenue	300	257
Total operating revenues	$10,948	$11,419

Property operating expenses	2,188	2,109
NOI	$8,760	$9,310

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.  EBITDAre  is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP.  The Company believes that EBITDAreis a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre  for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue) less property operating expenses (direct property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.